REPURCHASE AND SALE AGREEMENT

THIS REPURCHASE AND SALE AGREEMENT (the “Agreement”) is made on the 10th day of April, 2012

BETWEEN:

Time Essence, Inc. a corporation organized and existing under the laws of the State of Nevada (the “Buyer”); and

Bosch Equities, L.P. a California limited partnership (the “Seller”).

(The Seller or the Buyer may be referred to as a “Party” or collectively as the “Parties”.)

WHEREAS:

A.          The Seller was the record and beneficial owner of 100,000 shares of Common Stock of Buyer (Common Stock), which represented fifty percent (50%) of the issued and outstanding capital stock of Seller; and

B.          On March 14, 2011, the Seller sold and the Buyer purchased 40,000 shares of Common Stock (the “Shares”) at a purchase price of $.05 per share (the “Repurchase”).

C.          The Buyer and the Seller desire to memorialize the terms of the Repurchase in the form of this agreement.

D.          The Repurchase shall be governed by the terms described herein.

NOW IT IS AGREED as follows:

1.           Purpose. Subject to the terms and conditions of this Agreement, the Seller, as registered and beneficial owner, shall sell the Shares to the Buyer, and the Buyer shall purchase the Shares from the Seller.

2.           Consideration. In consideration for the sale and transfer of the Shares, subject to the fulfillment of the terms and conditions hereof, the Buyer shall pay to the Seller the sum of $2,000 (the “Consideration”).

3.           Completion.

(a)           The Buyer shall release the payment of the Consideration to the Seller; and

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(b)          The Seller shall execute and deliver to the Buyer certificate(s) evidencing the Shares, free and clear of any encumbrances, along with the Assignment Separate from Certificate in the form attached hereto as Exhibit A;

(c)          The Buyer shall have a new certificate representing 60,000 shares of the Company’s common stock issued and delivered to the Seller.

4.            Representations and Warranties.

(a)          Representations and Warranties of the Seller. In order to induce the Buyer to enter into this Agreement and to purchase the Shares, the Seller hereby represents and warrants to the Buyer that:

(i)            The Seller is the sole owner (both beneficial and of record) of the Shares; (b) the Shares are free and clear of all encumbrances, except as set forth in the Buyer’s Articles of Incorporation and Bylaws and can be transferred to the Buyer under the terms of this Agreement; (c) there are no subsisting rights of first refusal or other rights attached to the Shares which would have the effect of making the purchase of the Shares void.

(ii)           This Agreement has been duly and validly executed and delivered by the Seller, and is enforceable against the Seller in accordance with the terms hereof, except as such enforceability may be limited or denied by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally, and (b) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(b)          Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that:

(i)            The Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada.

(ii)           The Buyer has the requisite power and authority to enter into this Agreement, consummate each of the transactions and undertakings contemplated hereby, and perform all the terms and conditions hereof to be performed by it.

(iii)          This Agreement has been duly and validly executed and delivered by the Buyer, and is enforceable against the Buyer in accordance with the terms hereof, except as such enforceability may be limited or denied by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally, and (b) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

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5.           No Further Representations.

(a)          Except as expressly set forth in this Agreement, the Buyer acknowledges that the Seller makes no warranty or representation, whether oral or written, express or implied, at equity, common law, by statute or otherwise.

(b)          Except as expressly set forth in this Agreement, the Seller acknowledges that the Buyer make no warranty or representation, whether oral or written, express or implied, at equity, common law, by statute or otherwise.

6.           Covenants and Agreements.

(a)          Further Assurances. The Seller shall execute all such documents and do all such acts and things as may be required by the Buyer on or after the Completion Date for securing to or vesting in the Buyer the legal and beneficial ownership of the Shares in accordance with this Agreement.

(b)          Waiver of Consequential Damages. Notwithstanding any provision in this Agreement to the contrary, in no event shall any Party, or their respective officers, directors, managers, members, shareholders, partners, employees, consultants, agents, representatives, advisors, successors and assigns, be liable hereunder at any time for consequential, indirect, special or punitive loss or damage of the other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases the other Party and its respective officers, directors, managers, members, shareholders, partners, employees, consultants, agents, representatives, advisors, successors and assigns therefrom.

7.           Mutual Release.

(a)           Release by Seller. In consideration of the foregoing, Seller hereby fully and forever releases and discharges Buyer, its parents, subsidiaries, and affiliates of and from any claims, suits, or proceedings, at law or in equity, demands, controversies, liabilities, damages, debts, obligations, costs, expenses, attorneys’ fees, actions and causes of action, known or unknown, except for any disputes concerning this Agreement.

(b)           Release by Buyer. In consideration of the foregoing, Buyer fully and forever releases and discharges Seller of and from any claims, suits, or proceedings, at law or in equity, demands, controversies, liabilities, damages, debts, obligations, costs, expenses, attorneys’ fees, actions and causes of action, known or unknown, except for any disputes concerning this Agreement.

(c)           Nondisparagement. Each Party agrees not to make any malicious, disparaging, defamatory, libelous, slanderous, or other false remarks about the other Party, its shareholders, directors, officers, employees, representatives, agents, attorneys, parents, subsidiaries, and affiliates. Each Party agrees to refrain from making any negative statements regarding the other Party to any third parties or making any statement or taking any action which could be construed as having or causing a diminishing effect on the reputation, goodwill, or business of the other Party or which tortiously interferes with the contracts and relationships of the other Party and its respective shareholders, directors, officers, employees, representatives, agents, attorneys, parents, and subsidiaries.

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8. Reasonableness and Enforceability of Covenants.

(a)          The Parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed, including, but not limited to, Seller's material economic interest in the transactions contemplated hereby as well as her former position of confidence and trust as an executive employee of Buyer.

(b)          If any court of competent jurisdiction determines that any of the covenants and agreements contained herein, or any part thereof, is unenforceable because of the character, duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

(c)          Seller acknowledges that Buyer, either through its Affiliates or by itself, is vested with the goodwill of, and has carried on, the Business that had been conducted by Buyer or its Affiliates prior to the date hereof; (ii) the restrictive covenants and the other agreements contained herein are an essential part of this Agreement and no reasonable person would enter into the transactions contemplated by this Agreement without the benefit of the restrictive covenants herein, and (iii) the transactions contemplated by this Agreement are designed and intended to qualify as a sale (or other disposition) by Seller of all of Seller’s interests in Buyer.

(d)          Seller further represents, warrants and agrees that (i) Seller has been fully advised by, or has had the opportunity to be advised by, counsel in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement; and (ii) agrees to be fully bound by the restrictive covenants and the other agreements contained in this Agreement. Accordingly, Seller agrees to be bound by the restrictive covenants and the other agreements contained in this Agreement it being the intent and spirit of the Parties that the restrictive covenants and the other agreements contained herein shall be valid and enforceable in all respects.

14.          Remedies.

(a)          Seller’s Remedies. Notwithstanding anything herein to the contrary, upon the failure by the Buyer to fulfill any undertaking or commitment provided for herein on the part of the Buyer, Seller, as its sole remedy, may bring an action seeking monetary damages arising from any alleged failure of said undertaking or commitment.

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(b)          Buyer’s Remedies. Notwithstanding anything herein to the contrary, upon the failure of the Seller or any of its Affiliates to fulfill any undertaking or commitment provided for herein on the part of the Seller or any of its Affiliates that is required to be fulfilled, the Buyer, at their sole option, may (i) bring an action seeking specific performance of this Agreement or (ii) pursue any other rights or remedies available at law or in equity.

(c)          Waiver. Each Party hereby waives any defense that a remedy at law would be adequate in any action for specific performance hereunder.

15.          Miscellaneous.

(a)          Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall be considered one and the same agreement.

(b)          Governing Applicable Law. This Agreement and the rights and obligations of the Parties hereunder and the transactions contemplated hereby shall be governed by, enforced and interpreted in accordance with the laws of the State of Nevada.

(c)          Entire Agreement. This Agreement, as it may be amended in accordance with its terms and contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior written or oral agreements, understandings, representations or warranties among the Parties with respect to such subject matter.

(d)          Notices. Any notice required or permitted to be given by the Buyer to the Seller relating to the Agreement shall be in writing and shall be addressed to:

Any notice required or permitted to be given by the Seller to the Buyer relating to the Agreement shall be in writing and shall be addressed to:

Time Essence, Inc.

101 Montgomery Street Suite 2650

San Francisco, CA 94104

Phone: 415-955-8900

Fax: 415-955-8910

Each notice shall be deemed to have been duly given or made either (1) when delivered personally to the Party to whom it is directed (or any officer or agent of such Party), or (2) three (3) days after being deposited in the United States express mail, certified or registered, postage prepaid, return receipt requested, and properly addressed to the Party to whom it is directed, or (3) faxed to a Party’s fax number. A communication will be deemed to be properly addressed to a Party if sent to a Party at the address or fax number. A Party may at any time change the address to which notices and other communications directed to it must be sent by providing written notice of a new address to the other Party. Any such change of address will be effective ten (10) days after such notice is given.

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(e)          Successors and Assigns. This Agreement and the transaction documents contemplated hereby shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns.

(f)          Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the Parties. The Seller may waive compliance by the Buyer, and the Buyer may waive compliance by the Seller, with any term or provision of this Agreement on the part of such Party or Parties to be performed or complied with, only by an instrument in writing. The waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

(g)          Interpretation and Rules of Construction. This Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. In construing this Agreement:

(i)          examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(ii)         the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(iii)        the word “or” shall not be exclusive;

(iv)        a defined term has its defined meaning throughout this Agreement and in each Exhibit to this Agreement, regardless of whether it appears before or after the place where it is defined;

(v)         any reference to any federal, state, local or foreign Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, as amended from time to time, unless the context requires otherwise;

(vi)        commercially reasonable efforts by any Party will not include any requirement to make payment of any consideration or to offer or grant any financial accommodation except to the extent otherwise provided in this Agreement;

(vii)       all Exhibits attached hereto are incorporated herein by reference; and

(viii)      the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

(h)          Severability. If any term or other provision of this Agreement shall be held invalid, illegal or incapable of being enforced by any Applicable Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a Party.

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(i)          Expenses. Except as otherwise provided herein, the Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby

IN WITNESS WHEREOF the Parties or their duly authorized representatives have executed this Agreement on the date first appearing above.

SELLER

Bosch Equities L.P.

By:	/s/ Keri Bosch
Name:
Title:

BUYER

Time Essence, Inc.

By:	/s/ Mark Crone
Name:
Title: Chief Executive Officer

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Exhibit A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Repurchase on March 14, 2011 memorialized on certain Repurchase and Sale Agreement dated as of April ___, 2012, the undersigned confirms the sale, assignment and transfer to Time Essence, Inc., Forty Thousand (40,000) shares of Common Stock of Time Essence, Inc., a Nevada corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number C-2 delivered herewith, and does hereby irrevocably constitute and appoint ________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Name)

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